Exhibit 4.4

NUMBER	UNITS

SEE REVERSE FOR

CERTAIN DEFINITIONS

QUOTIENT LIMITED

CUSIP

UNITS CONSISTING OF ONE ORDINARY SHARE AND ONE WARRANT EACH TO

PURCHASE EIGHT TENTHS OF ONE ORDINARY SHARE

THIS CERTIFIES THAT [—] is the owner of [—] Units.

Each Unit (“Unit”) consists of one (1) ordinary share, nil par value per share (“Ordinary Share”), of Quotient Limited, a company incorporated under the laws of Jersey, Channel Islands (the “Company”), and one warrant (the “Warrants”). Each Warrant entitles the holder to purchase eight tenths (8/10) of one Ordinary Share for $8.80 per whole share (subject to adjustment). Each Warrant becomes exercisable during the period commencing on July [—], 2014 and ending at 5:30 PM on October [—], 2015 unless the same is extended at the sole option of the Company. The Ordinary Shares and Warrants comprising the Units represented by this certificate are transferable separately on the first business day following the expiration of the underwriters’ over-allotment option.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile signature of its duly authorized officers.

By		By
	Paul Cowan Chief Executive Officer and Chairman of the Board of Directors		Stephen Unger Chief Financial Officer

Quotient Limited

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT – as tenants by the entireties

JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – under Uniform Gifts to Minors Act

Additional Abbreviations may also be used though not in the above list.

For value received,                                         hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Units represented by the within Certificate, and hereby irrevocably constitute(s) and appoint(s)

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).